Exhibit 99.1

Standard Register®

ADVANCING YOUR REPUTATION

600 Albany St. · Dayton, OH 45417

Investor and media contact:

937.221.1000 · 937.221.1205 (fax)

Carol Merry 614.383.1624

www.standardregister.com

carol.merry@fahlgren.com

Standard Register Regains Full Compliance

with NYSE Listing Standards

DAYTON, Ohio (October 7, 2013) – Standard Register (NYSE: SR) today reported that it has received notification from the New York Stock Exchange (NYSE) that the company is now back in compliance in relation to the NYSE’s continued listing standards. This comes as a result of Standard Register’s performance with respect to the business plan it submitted to the NYSE and achievement of the applicable average market capitalization requirement at the end of the 18-month plan period.

On April 3, 2012 the Standard Register received notice from the NYSE that it was not in compliance with the NYSE’s continuing listing standard that requires listed companies to maintain market capitalization in excess of $50 million. Under applicable NYSE procedures, Standard Register submitted a plan to demonstrate its ability to achieve compliance with the continued listing standards within 18 months.

On May 14, 2012, Standard Register was notified by the NYSE that it was not in compliance with continuing listing standard requiring that companies maintain an average closing price above $1.00 over a consecutive 30 trading-day period. Standard Register regained compliance with this standard after it effectuated a reverse stock split in May of 2013.

“Over the past 18 months, we have implemented the plan presented to the NYSE, continued transforming the company and acquired WorkflowOne,” said Joseph P. Morgan, Jr., president and chief executive officer. “Our strategy of enhancing our traditional business with solutions to manage communications and marketing workflow, deliver content through multiple communication channels and apply analytics to measure success have been well received in the marketplace. The acquisition of WorkflowOne broadened our customer base and product and solutions portfolio, and provided greater financial stability and flexibility. We are energized and confident that we are on the right path for long-term sustainable growth.”

The Company will be subject to a 12-month follow-up period to ensure that it remains in compliance with the NYSE’s continued listing standards, as well as being subject to its normal monitoring procedures.

About Standard Register

Standard Register (NYSE:SR), is trusted by the world’s leading companies to advance their reputations and add value to their operations by aligning communications with corporate standards and priorities. Providing market-specific insights and a compelling portfolio of workflow, communications and analytics solutions to address the changing business landscape in healthcare, financial services, manufacturing and retail markets, Standard Register is the recognized leader in the management and execution of mission-critical communications. More information is available at http://www.standardregister.com.

Safe Harbor Statement

This press release contains forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. Because such statements deal with future events, they are subject to various risks and uncertainties and actual results could differ materially from the Company’s current expectations.

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, our ability to successfully integrate the acquired assets or achieve the expected synergies of the WorkflowOne acquisition, access to capital for expanding in our solutions, the pace at which digital technologies and electronic health records (EHR) adoption erode the demand for certain products and services, the success of our plans to deal with the threats and opportunities brought by digital technology, results of cost containment strategies and restructuring programs, our ability to attract and retain key personnel, variation in demand and acceptance of the Company’s products and services, frequency, magnitude and timing of paper and other raw material price changes, the timing of the completion and integration of acquisitions, general business and economic conditions beyond the Company’s control, and the consequences of competitive factors in the marketplace, including the ability to attract and retain customers. The Company undertakes no obligation to revise or update forward-looking statements as a result of new information, since these statements may no longer be accurate or timely. For more information, see the Company’s most recent Form 10-K and other filings with the Securities and Exchange Commission.